Exhibit 99.1

BIODELIVERY SCIENCES INT., INC.                               L. G. ZANGANI, LLC
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NASDAQ: BDSI                              NINE MAIN STREET, FLEMINGTON, NJ 08822
                                         (908) 788-9660 FAX: (908) 788-4024
                                         E-mail: office@zangani.com
                                         WEB SITE: HTTP://WWW.ZANGANI.COM
FOR RELEASE:    IMMEDIATELY

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
CONTACT:   Francis E. O'Donnell, Jr., M.D.         Mark A. Sirgo, Ph.D               Leonardo Zangani
           President and CEO                    Arius Pharmaceuticals, Inc.         L.G. Zangani, LLC
           973-972-0015                               919-510-8542.                    908-788-9660
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NEWS RELEASE
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        BIODELIVERY SCIENCES INTERNATIONAL, INC. ANNOUNCES ACQUISITION OF
                           ARIUS PHARMACEUTICALS, INC.

           -----------------------------------------------------------
                    ACQUISITION TO ADD TO BDSI'S PORTFOLIO OF
                      INNOVATIVE DRUG DELIVERY TECHNOLOGIES
           -----------------------------------------------------------

NEWARK, NEW JERSEY, AUGUST 10, 2004 - BioDelivery Sciences International (NASDAQ: BDSI) announced today that it has entered into a definitive agreement to acquire all of the capital stock of Arius Pharmaceuticals, Inc., a Delaware corporation ("Arius"). The transaction is being structured as a reorganization of Arius with and into a newly formed, wholly-owned subsidiary of BDSI. As part of the transaction, BDSI will issue to the former stockholders of Arius consideration comprised of an aggregate of 1,647,059 shares of a newly designated, non-voting and non-interest bearing, series of convertible preferred stock. The newly-created preferred stock will be convertible (upon the satisfaction of certain conditions) into shares of BDSI common stock on a one for one basis. The value of the transaction was established based upon the $4.25 per share of BDSI's initial public offering. The preferred stock is eligible for conversion upon the earlier to occur of: (i) FDA approval of Arius' first product or (ii) five years from the closing date. The preferred stock enjoys certain other rights and privileges. The closing of the acquisition of Arius is subject to customary and certain other specific conditions set forth in the agreement and plan of merger and reorganization and is expected to occur by August 24, 2004.

The operations of Arius will remain based in Research Triangle Park, North Carolina. Dr. Mark A. Sirgo, a founder of Arius will join BDSI, becoming Senior Vice President of Commercialization and Corporate Development. Dr. Andrew Finn, also a founder of Arius, is becoming Senior Vice President of Product Development at BDSI. Drs. Sirgo and Finn have previously held senior positions at Glaxo-Wellcome.

Arius is a specialty pharmaceutical company whose portfolio of potential products will be focused on "acute" treatment opportunities for surgical and oncology patients

Subject to certain ongoing payment and funding obligations, Arius recently acquired an exclusive worldwide license to the BEMA(TM) (buccal) delivery technology developed by Atrix Laboratories, Inc. (NASDAQ:ATRX). The BEMA(TM)

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technology  allows for the  delivery of drugs  across the buccal  (i.e.,  mouth)
mucosa that provides a rapid onset of therapeutic effect and a competitive advantage in such areas as pain relief and sedation. Arius is developing BEMA(TM) fentanyl for treating cancer pain that is expected to enter phase III trials by mid-2005. In addition, plans have been undertaken to develop a second pain product for treating non-malignant pain and a rapid-acting BEMA(TM) zolpidem, a reformulation of the leading oral hypnotic, Ambien, with the objective of reducing the onset of sleep to 10-15 minutes.

BDSI Chairman, President and CEO, Dr. Francis E. O'Donnell, Jr., stated "the acquisition furthers BDSI as a specialty biopharmaceutical company developing selected patented drug delivery technologies with significant potential out-licenses, in addition to an exciting proprietary pipeline. We believe that the most successful business models for drug delivery technology companies have been exemplified by those companies which, in addition to out-licensing their delivery technology to third parties, also evolved into specialty pharmaceutical companies by utilizing their own technologies to commercialize proven therapeutics in proprietary formulations offering significant clinical advantages."

Dr. O'Donnell continued "The combined company will have licenses for two important, patented, delivery technologies, each of which have been out-licensed, and which are being used to develop proprietary products. BDSI's licensed Bioral(TM) technology, which we believe to be the most clinically-advanced nanotechnology for drug delivery, provides oral delivery of injectables, and enhances the efficacy and reduces the toxicity of certain oral drugs by favorably altering biodistribution. We believe that Arius' licensed BEMA(TM) technology is the most clinically-advanced transmucosal delivery technology. The combined company will have three possible drugs in clinical trials. Besides BEMA(TM) Fentanyl, there is an autologous therapeutic vaccine (immunotherapeutic) for HIV. This therapeutic vaccine, which has been tested in 10 patients followed for several years, potentially could reduce dependence on expensive pharmaceutical cocktail therapies. Our third drug is furthest along- a transmucosal formulation of a well established anti-emetic for which a New Drug Application is expected to be filed in the first quarter of 2005. In addition to these three potential proprietary products, the combined company will have four out-licenses with royalties in the 12-24% range, each relating to improved delivery of proven therapeutics with significant market opportunities."

Dr. Mark Sirgo, President and CEO of Arius, stated "Our merger with BDSI is highly complementary and combines not only two cutting-edge drug delivery technologies, but also our pipelines of potential products in development and the significant expertise of our personnel. Our combined technologies will provide us with potential products that will fill unmet market opportunities, and the BDSI corporate partnerships and our transmucosal anti-emetic will provide near term revenues that we expect to fuel the development our exciting proprietary pipeline. Importantly from our perspective, the combined company will have the personnel that can take potential products from the bench to the marketplace. Arius will assume responsibility for all in-house products when they reach the pre-IND stage of development. The bioral Amphotericin B product and the autologous therapeutic vaccine for HIV, for example, will now come under our direction."

BIODELIVERY SCIENCES INTERNATIONAL, INC. is a biotechnology company that is developing and seeking to commercialize a patented delivery technology, the Bioral(TM) nanocochleate technology, designed for a potentially broad base of pharmaceuticals, vaccines, over-the-counter drugs, and nutraceuticals and, through its subsidiary, Bioral Nutrient Delivery, LLC, micronutrients in processed foods and beverages and personal care products.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Such statements are subject to certain factors, which may cause the Company's results to differ. Factors that may cause such differences include, but are not limited to, the Company's ability to consummate the acquisition of Arius, accurately

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forecast the demand for each of its or Arius' licensed technologies and products associated therewith, the gross margins achieved from the sale of those products and the expenses and other cash needs for the upcoming periods, the Company's ability to obtain raw materials from its contract manufacturers on a timely basis if at all, the Company's need for additional funding, uncertainties regarding the Company's intellectual property and other research, development, marketing and regulatory risks and certain other factors that may affect future operating results and are detailed in the company's filings with the Securities and Exchange Commission.


L.G. Zangani, LLC provides financial public relations service to the Company. As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of monies, capital stock in the Company, warrants or options to purchase capital in the Company.